                                                                     Exhibit 4.2

                            FALCONSTOR SOFTWARE, INC.

                 2007 OUTSIDE DIRECTORS EQUITY COMPENSATION PLAN

1.    PURPOSE.  The  FalconStor  Software,  Inc. 2007 Outside  Directors  Equity
      Compensation Plan (the "Plan") is established effective as of the 26th day of March, 2007, (the "Effective Date") to create additional  incentive for the non  employee  directors  of  FalconStor  Software,  Inc.,  a Delaware corporation,  and any successor corporation thereto (collectively referred to as the "Company") to promote the financial  success and progress of the
      Company and any present or future parent and/or subsidiary corporations of the  Company.  For  purposes  of the  Plan,  a  parent  corporation  and a subsidiary  corporation  shall be as defined in sections 424(e) and 424(f)
      of the Internal Revenue Code of 1986, as amended (the "Code").

2.    ADMINISTRATION.  The Plan shall be  administered by the Board of Directors of the Company (the "Board")  and/or by a duly appointed  committee of the
      Board  having  such  powers  as  shall  be  specified  by the  Board.  Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and,  unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including,  without limitation,  the power to terminate  or amend the Plan at any time  subject to the terms of the Plan and any  applicable  limitations  imposed by law.  The Board shall have no authority, discretion or power to select the non-employee directors of the
      Company who will receive options or be granted shares of restricted  stock under the Plan, to set the exercise price of the options granted under the
      Plan,  to  determine  the  number of shares of common  stock to be granted under  option or the time at which  such  options  are to be  granted,  to establish the duration of option grants, to determine the number of shares of  restricted  stock to be granted  or the time at which  such  shares of restricted  stock are to be granted or to alter other terms or  conditions specified  in the  Plan,  except in the  sense of  administering  the Plan subject to the provisions of the Plan. All questions of  interpretation of the Plan,  of any options  granted  under the Plan (an "Option") or of any restricted stock granted under the plan  ("Restricted  Stock" and together with the Options,  an "Award") shall be determined by the Board,  and such determinations  shall be final  and  binding  upon all  persons  having an interest  in the Plan and/or any Award.  Any officer of the Company  shall have the  authority  to act on behalf of the Company  with  respect to any matter, right,  obligation,  or election which is the responsibility of or which is  allocated  to the  Company  herein,  provided  the  officer  has apparent  authority  with respect to such matter,  right,  obligation,  or election.

3.    ELIGIBILITY AND TYPE OF AWARDS. Awards may be granted only to directors of the  Company  who,  at the time of such grant,  are not  employees  of the
      Company  or of  any  parent  or  subsidiary  corporation  of  the  Company
      ("Outside  Directors").  Options  granted  to Outside  Directors  shall be nonqualified  stock  options;  that is,  options  that are not  treated as having been granted under section  422(b) of the Code. A person granted an
      Option is  hereinafter  referred  to as an  "Optionee".  A person  granted
      Restricted  Stock is hereinafter  referred to as a "Grantee" (and together
      with  the  Optionees,   the  "Participants").   Notwithstanding   anything
      contained herein, no Participant may take any action that is prohibited by the Sarbanes-Oxley  Act of 2002 and the rules and regulations  promulgated by the Securities and Exchange Commission or any other agency thereunder.

4.    SHARES  SUBJECT TO AWARDS.  Options shall be for the purchase of shares of authorized but unissued common stock or treasury shares of common stock of the Company (the "Stock"),  subject to adjustment as provided in paragraph
      8 below.  The  maximum  number of  shares of Stock  which may be issued or granted under the Plan shall be Three Hundred Thousand  (300,000)  shares.
      Should any Option or share of Restricted Stock expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option or share of  Restricted  Stock be  reduced  for any  reason,  the  shares  of Stock theretofore  subject to such  Option or share of  Restricted  Stock may be subject to future Options or shares of Restricted Stock under the Plan.

5.    TERMS,  CONDITIONS AND FORM OF OPTIONS.  Options  granted  pursuant to the
      Plan shall be evidenced  by written  agreements  specifying  the number of shares of Stock covered thereby, in substantially the form attached hereto as  Exhibit  A (the  "Option  Agreement"),  which  written  agreement  may incorporate  all or any of the  terms of the Plan by  reference  and shall comply with and be subject to the following terms and conditions:

      a.    AUTOMATIC  GRANT OF  OPTIONS.  Subject  to  execution  by an Outside
            Director  of an  appropriate  Option  Agreement,  Options  shall  be granted  automatically  and without  further action of the Board, as follows:

            i.    Each person who is newly  elected or  appointed  as an Outside
                  Director  on or after the  Effective  Date shall be granted an
                  Option on the day of such initial  election or  appointment to purchase Fifty Thousand (50,000) shares of Stock.

            ii.   On the date of each  Annual  Meeting  of  Stockholders  of the
                  Company  occurring  after the  Effective  Date,  each  Outside
                  Director  shall be granted an Option to purchase Five Thousand
                  (5,000) shares of Stock; provided,  however, that in the event an Outside  Director  was elected or  appointed  as an Outside
                  Director and was granted an Option  pursuant to the provisions of  subparagraph  5(a)(i) above within six months prior to the
                  Annual Meeting of Stockholders, that Outside Director shall be ineligible  to receive an Option  with  respect to such Annual
                  Meeting of Stockholders.

            iii.  On the date of the 2007 Annual Meeting of  Stockholders,  each
                  Outside   Director  who  served  as  the  Chairperson  of  any
                  committee of the Company's Board of Directors for at least six months during the Company's  most  recently  concluded  fiscal year  shall be  granted an Option to  purchase  Five  Thousand
                  (5,000)  shares of Stock.  In the  event an  Outside  Director served as the  Chairperson  for two or more  Committees,  such
                  Outside  Director  shall be granted an option to purchase Five
                  Thousand  (5,000) shares of Stock for each committee for which the Outside Director served as Chairperson.

            iv.   Notwithstanding  the  foregoing,  any  person may elect not to receive an Option to be  granted  pursuant  to this  paragraph
                  5(a) by  delivering  written  notice of such  election  to the
                  Board no later  than the day  prior to the date on which  such
                  Option would  otherwise  be granted.  A person so declining an
                  Option shall receive no payment or other consideration in lieu of such declined  Option.  A person who has declined an Option may revoke such election by delivering  written notice of such revocation  to the  Board no later  than the day  prior to the date on  which  such  Option  would  be  granted  pursuant  to paragraph 5(a).

            v.    Notwithstanding  any  other  provision  of  the  Plan  to  the contrary,  no Option shall be granted to any  individual  on a day when he or she is no longer serving as an Outside Director of the Company.

      b.    OPTION EXERCISE PRICE. The exercise price per share of Stock subject to an Option  shall be the fair market value of a share of the Stock on the close of business on the date of the  granting of the Option.
            Where there is a public  market for the common stock of the Company, the fair  market  value per share of Stock  shall be the mean of the bid and asked  prices of the common stock of the Company on the date of the  granting  of the  Option,  as  reported  in the Wall  Street
            Journal  (or,  if not so  reported,  as  otherwise  reported  by the
            National  Association  of  Securities  Dealers  Automated  Quotation
            ("Nasdaq")  System) or, in the event the common stock of the Company is listed on the Nasdaq Global Market or a securities exchange,  the fair market  value per share of Stock shall be the closing  price on such  Global  Market  or  exchange  on the date of  granting  of the
            Option,  as reported in the Wall Street Journal.  If the date of the granting  of an Option  does not fall on a day on which  the  common stock of the Company is trading on Nasdaq,  the Nasdaq Global Market or securities exchange,  the date on which the Option exercise price shall be established shall be the last day on which the common stock of the  Company  was so  traded  prior to the  date of the  granting
            Option.

      c.    EXERCISE  PERIOD AND  EXERCISABILITY  OF OPTIONS.  An Option granted pursuant to the Plan shall be  exercisable  for a term of ten years.
            Options granted pursuant to the Plan shall first become  exercisable on the day (the "Initial  Vesting  Date") which is one year from the date on which the Option was  granted.  The  Option  shall  first be exercisable  on and  after  the  Initial  Vesting  Date and prior to termination of the Option in an amount equal to the number of Option

            Shares  multiplied by the Vested Ratio (as  hereinafter  defined) as set forth below, less the number of shares previously  acquired upon exercise of any portion of the Option.

      The "Vested Ratio" shall mean, on any relevant  date,  except as otherwise provided herein, the ratio determined as follows:

                                                                 Vested Ratio
                                                                 ------------

            (i)    Prior to Initial Vesting Date:                     0

                   On Initial Vesting Date,                          1/3
                   provided the Optionee's Service has not
                   terminated prior to such date:

      Plus
      ----

            (ii)   For each full year
                   of the Optionee's  continuous Service
                   from the Initial Vesting Date until the
                   Vested Ratio equals 1/1, an additional:           1/3

For purposes of the Plan,  "Service" shall mean the Optionee's  service with the
Company, whether in the capacity of an employee, a director or a consultant. The
Optionee's  Service shall not be deemed to have  terminated  merely because of a change in the  capacity in which the  Optionee  renders  Service to the Company, provided that there is no interruption or termination of the Optionee's Service.

      d.    TERMINATION OF OPTIONEE.  In the event of an Optionee's  termination of  Service  for any  reason  other  than as a  result  of  death or disability  of the  Optionee,  in which case all  Options  that have become vested will remain  exercisable  for the earlier of 36 months or the  expiration  date of the  Options,  all Options that have not become vested and  exercisable  as of the date of such  cessation of
            Service  shall be forfeited and to the extent that such Options have become vested and  exercisable as of such date, such Options must be exercised,  if at all,  within ninety (90) days after the Optionee's
            termination  of  Service,   after  which  time  such  Options  shall
            automatically terminate; provided, however, in the event an Optionee
            ceases  being  a  director   because  the  Optionee's   Service  was
            terminated for cause, all Options granted hereunder  (whether vested or unvested) shall terminate immediately.

      e.    PAYMENT OF OPTION  EXERCISE.  Payment of the exercise  price for the number of shares of Stock  being  purchased  pursuant  to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by the assignment  of the  proceeds  of a sale of some or all of the shares being  acquired upon the exercise of an Option  (including,  without limitation,  through an exercise  complying  with the  provisions of
            Regulation  T as  promulgated  from  time to time  by the  Board  of
            Governors of the Federal Reserve  System),  (iii) by the delivery to the  Company of shares of Stock  which have been owned by the holder of the Option  for more than six months and which have an  aggregate value  equal  to such  exercise  price,  or (iv) by any  combination thereof.  The Company reserves,  at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve  and/or  terminate  any  program  and/or  procedure  for the exercise of Options by means of an  assignment  of the proceeds of a sale of some or all the  shares  of Stock to be  acquired  upon such exercise or the delivery of previously owned shares of Stock.

      f.    TRANSFER OF CONTROL.  Notwithstanding any provision in this Plan, in the event  there IS a Change of  Control  (as  defined  below),  the
            Company shall,  at no cost to the  Participant,  replace any and all stock options  granted by the Company and held by the Participant at the time of the Change of Control,  whether or not  vested,  with an equal  number of  unrestricted  and fully  vested  stock  options to
            purchase   shares  of  the  Company's   Common  Stock  (the  "Option

            Replacement").  With respect to the Option Replacement,  all options will become fully vested. Alternatively, in the event of a Change of
            Control,  in lieu of the  Option  Replacement,  a  Participant  may, subject  to Board  approval  at the  time,  elect to  surrender  the
            Participant's rights to such options,  and upon such surrender,  the
            Company  shall  pay to the  Participant  an amount in cash per stock option  (whether  vested  or  unvested)  then  held,  which  is  the
            difference   between  the  full   exercise   price  of  each  option
            surrendered  and the greater of (i) the average price per share paid in connection with the acquisition of control of the Company if such control was  acquired by the payment of cash or the then fair market value of the consideration  paid for such shares if such control was acquired for consideration other than cash, (ii) the price per share paid in connection with any tender offer for shares of the Company's
            Common Stock leading to control,  or (iii) the mean between the high and low selling  price of such stock on the Nasdaq  Global Market or other market on which the  Company's  Common Stock is then traded on the date of the Change of Control.

                  For purposes of the Plan, a Change in Control  shall be deemed to have occurred if:

            i.    An  acquisition  (other than directly from the Company) of any voting securities of the Company (the "Voting  Securities") by any  "Person"  (as the term  "person" is used for  purposes of
                  Section 13(d) or 14(d) of the Securities Exchange Act of 1934,
                  as amended (the "Exchange Act")), immediately after which such
                  Person has "Beneficial  Ownership" (within the meaning of Rule
                  13d-3  promulgated  under the Exchange Act) of more than fifty percent  (50%) of (1) the  then-outstanding  shares  of common stock of the Company (or any other  securities into which such shares of common stock are changed or for which such shares of common stock are exchanged) (the "Shares") or (2) the combined
                  voting  power  of  the   Company's   then-outstanding   Voting
                  Securities;  provided,  however, that in determining whether a
                  Change in Control has occurred pursuant to this paragraph (i),
                  the   acquisition   of  Shares  or  Voting   Securities  in  a
                  "Non-Control  Acquisition" (as hereinafter  defined) shall not constitute a Change in Control.  A  "Non-Control  Acquisition"
                  shall mean an acquisition by (a) an employee  benefit plan (or a trust forming a part thereof)  maintained by (A) the Company or (B) any  corporation  or other  Person the  majority of the voting power,  voting equity  securities or equity interest of which is owned,  directly or  indirectly,  by the Company (for purposes  of this  definition,  a "Related  Entity"),  (b) the
                  Company or any Related Entity, or (c) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

            ii.   The individuals  who, as of the Effective Date, are members of the board of directors of the Company (the "Incumbent Board"), cease for any reason to  constitute at least a majority of the members of the board of directors of the Company or, following a Merger (as hereinafter  defined),  the board of directors of
                  (x) the corporation resulting from such Merger (the "Surviving
                  Corporation"),  if fifty percent (50%) or more of the combined voting power of the then-outstanding  voting securities of the
                  Surviving  Corporation is not Beneficially Owned,  directly or indirectly,  by another Person (a "Parent Corporation") or (y)
                  if  there  is one or more  than one  Parent  Corporation,  the ultimate Parent Corporation;  provided,  however, that, if the election,  or nomination for election by the Company's  common stockholders, of any new director was approved by a vote of at least  two-thirds  of the Incumbent  Board,  such new director shall, for purposes of the Plan, be considered a member of the
                  Incumbent  Board;  and  provided,  further,  however,  that no individual shall be considered a member of the Incumbent Board if such individual  initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the
                  Company  (a  "Proxy  Contest"),  including  by  reason  of any agreement intended to avoid or settle any Proxy Contest; or

            iii.  The consummation of:

                  1.    A merger,  consolidation or  reorganization  (1) with or
                        into  the  Company  or (2) in  which  securities  of the
                        Company are issued (a "Merger"), unless such Merger is a
                        "Non-Control  Transaction." A "Non-Control  Transaction"
                        shall mean a Merger in which:

                        a.    the stockholders of the Company immediately before
                              such Merger own directly or indirectly immediately
                              following such Merger at least fifty percent (50%)
                              of the combined  voting  power of the  outstanding
                              voting    securities    of   (x)   the   Surviving
                              Corporation,  if there is no Parent Corporation or
                              (y) if  there  is  one or  more  than  one  Parent
                              Corporation, the ultimate Parent Corporation;

                        b.    the  individuals who were members of the Incumbent
                              Board  immediately  prior to the  execution of the
                              agreement  providing for such Merger constitute at
                              least a  majority  of the  members of the board of
                              directors  of (x) the  Surviving  Corporation,  if
                              there is no Parent Corporation, or (y) if there is
                              one or  more  than  one  Parent  Corporation,  the
                              ultimate Parent Corporation; and

                        c.    (no  Person  other than (1) the  Company,  (2) any
                              Related Entity,  or (3) any employee  benefit plan
                              (or  any  trust  forming  a  part  thereof)  that,
                              immediately prior to the Merger, was maintained by
                              the  Company  or any  Related  Entity,  or (4) any
                              Person  who,  immediately  prior to the Merger had
                              Beneficial  Ownership of twenty  percent  (20%) or
                              more of the  then  outstanding  Shares  or  Voting
                              Securities, has Beneficial Ownership,  directly or
                              indirectly, of twenty percent (20%) or more of the
                              combined  voting power of the  outstanding  voting
                              securities  or common  stock of (x) the  Surviving
                              Corporation, if fifty percent (50%) or more of the
                              combined  voting  power  of the  then  outstanding
                              voting securities of the Surviving  Corporation is
                              not Beneficially Owned,  directly or indirectly by
                              a  Parent  Corporation,  or (y) if there is one or
                              more than one  Parent  Corporation,  the  ultimate
                              Parent Corporation;

                  2.    A complete liquidation or dissolution of the Company; or

                  3.    The sale or other  disposition  of all or  substantially
                        all of the assets of the  Company  and its  subsidiaries
                        taken  as a  whole  to  any  Person  (other  than  (x) a
                        transfer  to a  Related  Entity,  (y) a  transfer  under
                        conditions   that   would   constitute   a   Non-Control
                        Transaction,   with  the  disposition  of  assets  being
                        regarded  as a  Merger  for  this  purpose  or  (z)  the
                        distribution to the Company's  stockholders of the stock
                        of a Related Entity or any other assets).

      Notwithstanding the foregoing,  a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial
      Ownership of more than the permitted amount of the then outstanding Shares or Voting  Securities as a result of the  acquisition  of Shares or Voting
      Securities  by the  Company  which,  by  reducing  the number of Shares or
      Voting Securities then outstanding,  increases the proportional  number of shares  Beneficially  Owned by the Subject  Persons;  provided,  that if a
      Change in Control would occur (but for the operation of this  sentence) as a result of the acquisition of Shares or Voting  Securities by the Company and,  after such share  acquisition  by the  Company,  the Subject  Person becomes the Beneficial Owner of any additional Shares or Voting Securities and  such  Beneficial  Ownership  increases  the  percentage  of the  then outstanding Shares or Voting Securities  Beneficially Owned by the Subject
      Person, then a Change in Control shall occur.

      g.    STOCKHOLDER  APPROVAL. No Option may be granted pursuant to the Plan prior to obtaining stockholder approval of the Plan.

      h.    TRANSFERABILITY OF OPTIONS.

            (i)   Except as provided  in  paragraph  5(h)(ii),  an Option may be exercised  during the  lifetime  of the  Optionee  only by the
                  Optionee or the  Optionee's  guardian or legal  representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

            (ii)  Notwithstanding the foregoing,  with the consent of the Board, in its sole  discretion,  an Optionee  may  transfer  all or a portion of the Option to: (i) an Immediate  Family  Member (as
                  defined below),  (ii) a trust for the exclusive benefit of the
                  Optionee and/or one or more Immediate Family Members,  (iii) a partnership in which the Optionee and/or one or more Immediate
                  Family  Members  are the only  partners,  or (iv)  such  other person or entity as the  Board  may  permit  (individually,  a
                  "Permitted  Transferee").   For  purposes  of  this  paragraph
                  5(h)(ii)  "Immediate Family Members" shall mean the Optionee's spouse,  former  spouse,  children or  grandchildren,  whether natural or adopted.  As a  condition  to such  transfer,  each
                  Permitted  Transferee  to  whom  the  Option  or any  interest therein  is  transferred  shall  agree in  writing  (in a form satisfactory  to the  Company) to be bound by all of the terms and conditions of the Option Agreement  evidencing such Option and any additional  restrictions  or conditions as the Company may require.  Following  the  transfer of an Option,  the term
                  "Optionee"  shall refer to the  Permitted  Transferee,  except that, with respect to any requirements of continued Service or provision for the Company's tax withholding obligations,  such term shall refer to the original  Optionee.  The Company shall have no  obligation  to notify a Permitted  Transferee  of any termination  of the  transferred  Option,  including  an early termination  resulting from the  termination of Service of the
                  Original Optionee.  A Permitted Transferee shall be prohibited from  making a  subsequent  transfer of a  transferred  Option except  to  the  original  Optionee  or to  another  permitted
                  Transferee or as provided in paragraph 5(h)(i).

      i.    RE-PRICING OF OPTIONS / REPLACEMENT  OPTIONS.  The Company shall not re-price  any Options or issue any  replacement  Options  unless the
            Option re-pricing or Option  replacement shall have been approved by the holders of a majority of the outstanding shares of the Company.

      j.    DIVIDEND  EQUIVALENTS.  Simultaneously  with the grant of any Option and under such terms and  conditions as the Board deems  appropriate and  subject  to  Section  10  herein,  the Board may grant  special dividend  equivalent  rights ("Dividend  Equivalents")  which amount shall be  determined  by  multiplying  the number of shares of Stock subject  to an  Option  by  the  per-share  cash  dividend,  or  the per-share  fair  market  value (as  determined  by the Board) of any dividend in  consideration  other than cash,  paid by the Company on its  Stock on a  dividend  payment  date  (other  than  the  regular quarterly cash dividends of the Company,  if any).  Unless otherwise determined by the Board at grant, the Dividend Equivalents (i) shall have the same vesting schedule,  if any, as the Options to which the
            Dividend  Equivalents relate and (ii) shall be payable upon exercise of the  Options to which the  Dividend  Equivalents  relate.  At the discretion of the Board,  Dividend  Equivalents shall be credited to accounts on the Company's records for purposes of the Plan. Dividend
            Equivalents may be accrued as a cash obligation, or may be converted to shares of Stock for the  Participant.  The Board shall  determine whether any deferred Dividend Equivalents will accrue interest.  The
            Board may provide that an Optionee may use Dividend  Equivalents  to pay the purchase price.  Dividend Equivalents may be payable in cash or shares of Stock or in a combination  of the two, as determined by the Board.

      k.    TIME FOR GRANTING OPTIONS.  All Options shall be granted, if at all, within three years from the Effective Date.

6.    TERMS  AND  CONDITIONS  OF  RESTRICTED  STOCK:  Restricted  Stock  awarded pursuant to the Plan shall be evidenced by written  agreements  specifying the number of shares of Restricted Stock covered thereby, in substantially the form attached hereto in Exhibit B (the "Restricted Stock  Agreement").
      Grants of Restricted  Stock shall be subject to the  following  conditions
      and  shall  contain  such  additional  terms  and  conditions   (including
      provisions  relating to the  acceleration  of vesting of Restricted  Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Board shall deem desirable:

      a     AUTOMATIC  GRANT OF  RESTRICTED  STOCK.  Subject to  execution by an
            Outside  Director  of an  appropriate  Restricted  Stock  Agreement,
            Restricted Stock shall be granted  automatically and without further action of the Board, as follows:

            i.    On the date of each  Annual  Meeting  of  Stockholders  of the
                  Company  occurring  after the  Effective  Date,  each  Outside
                  Director  shall be granted  Five  Thousand  (5,000)  shares of
                  Restricted  Stock;  provided,  however,  that in the  event an
                  Outside  Director  was  elected  or  appointed  as an  Outside
                  Director and was granted an Option  pursuant to the provisions of  subparagraph  5(a)(i) above within six months prior to the
                  Annual Meeting of Stockholders, that Outside Director shall be ineligible  to receive any  Restricted  Stock with  respect to such Annual Meeting of  Stockholders.  Such  Restricted  Stock
                  shall have the same Vested Ratio as is provided  under Section
                  5(b) hereto.

            ii.   Notwithstanding  any  other  provision  of  the  Plan  to  the
                  contrary,   no  Restricted  Stock  shall  be  granted  to  any
                  individual on a day when he or she is no longer  serving as an
                  Outside Director of the Company.

      b     GRANTEE  RIGHTS.  A  Grantee  shall  have no  rights  to an award of
            Restricted  Stock unless and until Grantee  accepts the award within the period prescribed by the Board. After acceptance and issuance of a certificate or  certificates,  as provided for below,  the Grantee shall have the rights of a  stockholder  with respect to  Restricted
            Stock subject to the non-transferability and forfeiture restrictions described in Section 6(e) below.

      c     ISSUANCE OF CERTIFICATES.  The Company shall issue, in the Grantee's name, a  certificate  or  certificates  for the shares of Restricted
            Stock  associated  with the award promptly after the Grantee accepts such award.

      d     DELIVERY OF CERTIFICATES. Unless otherwise provided, any certificate or certificates  issued  evidencing shares of Restricted Stock shall not be  delivered  to the Grantee  until such shares are free of any restrictions specified by the Board at the time of grant.

      e     FORFEITABILITY,  NON-TRANSFERABILITY  OF RESTRICTED STOCK. Shares of
            Restricted  Stock are forfeitable  until the terms of the Restricted
            Stock grant have been satisfied.  Shares of Restricted Stock are not transferable  until the date on which the Board has  specified  such restrictions have lapsed.  Unless otherwise provided by the Board at or after grant,  distributions in the form of dividends or otherwise of additional  shares or property in respect of shares of Restricted
            Stock  shall be subject to the same  restrictions  as such shares of
            Restricted Stock.

      f     TRANSFER OF CONTROL.  Upon the  occurrence of a Change of Control as defined in Section  5(f),  the Board may  accelerate  the vesting of outstanding  Restricted Stock, in whole or in part, as determined by the Board, in its sole discretion.

      g     TERMINATION  OF GRANTEE.  In the event the  Grantee  ceases to be an
            Outside  Director or otherwise  associated  with the Company for any other reason, all shares of Restricted Stock theretofore  awarded to him which are still subject to  restrictions  shall be forfeited and the Company  shall have the right to  complete a blank stock  power.
            The Board may  provide  (on or after  grant)  that  restrictions  or forfeiture conditions relating to shares of Restricted Stock will be waived  in whole or in part in the  event of  termination  resulting from  specified  causes,  and the Board may in other  cases waive in whole or in part restrictions or forfeiture  conditions  relating to
            Restricted Stock.

7.    AUTHORITY TO VARY TERMS.  The Board shall have the authority  from time to time to vary the  terms of the  Option  and  Restricted  Stock  Agreements either in connection with the grant of an individual  Option or Restricted
      Stock or in connection  with the  authorization  of a new standard form or forms of Awards; provided,  however, that the terms and conditions of such revised or amended  standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but  not  be  limited  to,  the  authority  to  grant  Options  which  are immediately  exercisable  subject to the Company's right to repurchase any unvested  shares of Stock  acquired by the  Participant  on exercise of an
      Option in the event such Participant's  service as director of the Company is terminated for any reason.

8.    EFFECT OF CHANGE IN STOCK SUBJECT TO PLAN.  Appropriate  adjustments shall be made in the  number  and class of shares of Stock  subject to the Plan, the number of shares to be granted  under the Plan and to any  outstanding
      Options or shares of Restricted  Stock and in the Option exercise price of any  outstanding  Options in the event of a stock  dividend,  stock split, recapitalization,  reverse stock split, combination,  reclassification, or like change in the capital structure of the Company.

9.    TERMINATION OR AMENDMENT OF PLAN. The Board,  including any duly appointed committee  of the  Board,  may  terminate  or amend  the Plan at any time;
      provided,  however,  that without the approval of the  stockholders of the
      Company, there shall be no increase in the total number of shares of Stock covered by the Plan (except by operation of the  provisions of paragraph 8 above).  In  any  event,  no  amendment  may  adversely  affect  any  then outstanding  Option,  or any  unexercised  portion  thereof,  without  the consent of the Participant. It is the intention of the Board that the Plan comply  strictly  with  the  provisions  of  Section  409A of the Code and
      Treasury   Regulations  and  other  Internal   Revenue  Service   guidance
      promulgated  thereunder  (the  "Section  409A  Rules") and the Board shall exercise its  discretion in granting  awards  hereunder  (and the terms of such awards),  accordingly.  The Plan and any grant of an award  hereunder may be amended from time to time  (without,  in the case of an award,  the consent of the  Participant)  as may be necessary or appropriate to comply with the Section 409A Rules.

10.   TAXES.

      a.    The Company  may make such  provisions  as it may deem  appropriate, consistent  with  applicable  law, in connection with any Options or
            Restricted  Stock  granted  under  the  Plan  with  respect  to  the withholding of any taxes (including  income or employment  taxes) or any other tax matters.

      b.    If any Grantee,  in connection  with the  acquisition  of Restricted
            Stock,  makes the election permitted under Section 83(b) of the Code
            (that is, an  election  to  include  in gross  income in the year of transfer the amounts specified in Section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to  regulations  issued under the authority of Code Section
            83(b).

11.   GOVERNMENT REGULATIONS. The Plan, and the grant and exercise of Options or
      Restricted Stock hereunder,  and the obligation of the Company to sell and deliver shares under such Options and Restricted Stock shall be subject to all applicable laws,  rules and regulations,  and to such approvals by any governmental  agencies,  national  securities  exchanges  and  interdealer quotation systems as may be required.

12.   GENERAL PROVISIONS.

      a.    CERTIFICATES.  All  certificates for shares of Stock delivered under the Plan  shall be subject  to such stop  transfer  orders and other restrictions  as the  Board  may deem  advisable  under  the  rules, regulations  and other  requirements  of the Securities and Exchange
            Commission, or other securities commission having jurisdiction,  any applicable  Federal or state  securities  law, any stock exchange or interdealer  quotation system upon which the Stock is then listed or traded  and the Board may cause a legend or  legends to be placed on
            any  such  certificates  to  make  appropriate   reference  to  such
            restrictions.

      b.    EMPLOYMENT  MATTERS.  Neither the adoption of the Plan nor any grant or award under the Plan shall confer upon any  Participant  who is a director,  continued  service as a  director,  with the Company or a
            Subsidiary,  as the case may be, nor shall it  interfere  in any way with the right of the Company or any  Subsidiary  to  terminate  the service of any of its directors at any time.

      c.    LIMITATION OF LIABILITY.  No member of the Board,  or any officer or employee  of the  Company  acting on behalf of the  Board,  shall be personally  liable for any action,  determination or  interpretation taken  or made in good  faith  with  respect  to the  Plan,  and all members  of the Board and each and any  officer or  employee  of the
            Company  acting on their behalf  shall,  to the extent  permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

      d.    REGISTRATION  OF STOCK.  Notwithstanding  any other provision in the
            Plan,  no Option may be  exercised  unless and until the Stock to be issued  upon the  exercise  thereof  has been  registered  under the
            Securities Act of 1933, as amended,  and applicable state securities laws, or are, in the opinion of counsel to the Company,  exempt from such  registration  in the United  States.  The Company shall not be under any obligation to register under  applicable  federal or state securities  laws any  Stock to be  issued  upon the  exercise  of an
            Option  granted  hereunder  in order to permit  the  exercise  of an
            Option  and the  issuance  and  sale of the  Stock  subject  to such
            Option,  although  the Company may in its sole  discretion  register such  Stock at such  time as the  Company  shall  determine.  If the
            Company chooses to comply with such an exemption from  registration, the  Stock  issued  under  the Plan  may,  at the  direction  of the
            Committee,  bear an appropriate  restrictive  legend restricting the transfer or pledge of the Stock represented  thereby,  and the Board may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

13.   GOVERNING LAW. The validity,  construction, and effect of the Plan and any rules  and  regulations  relating  to the  Plan  shall  be  determined  in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.